Exhibit 31.1

CERTIFICATION PURSUANT TO SECTION 302

OF THE SARBANES-OXLEY ACT OF 2002

I, Robert Wang, certify that:

1. I have reviewed this quarterly report on Form 10-QSB of Avani International Group, Inc. for the period ended June 30, 2004;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4. The registrant's other certifying officers and I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

c) presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

Date: August 23, 2004

/s/Robert Wang

Robert Wang

President and

Principal Executive Officer

EXHIBIT 31.2

CERTIFICATION PURSUANT TO SECTION 302

OF THE SARBANES-OXLEY ACT OF 2002

I, Dennis Robinson, certify that:

1. I have reviewed this quarterly report on Form 10-QSB of Avani International Group, Inc. for the period ended August 20, 2004;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

c) presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

Date: August 23, 2004

/s/ Dennis Robinson

Dennis Robinson

Secretary and Treasurer

EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of the registrant certify, to the best of their knowledge, that the registrant's Quarterly Report on Form 10-QSB for the period ended August 20, 2004 (the "Form 10-QSB") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-QSB, fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: August 20, 2004

Avani International Group, Inc.

/s/ Robert Wang

Robert Wang

President, and

Principal Executive Officer

/s/Dennis Robinson

Dennis Robinson

Secretary and Treasurer

Exhibit 10 (xxxxiii)

AMENDMENT TO JOINT VENTURE AGREEMENT DATED FEBRUARY 18, 2000 and AMENDMENT TO AGREEMENT DATED JANUARY 15, 2002 AND JANUARY 23, 2003, MADE BETWEEN AVANI O2 WATER SDN. BHD. (called AOW) AND AVANI INTERNATIONAL GROUP INC. (called AIG).

Reference is hereby made to that certain Joint Venture Agreement dated February 18, 2000 and Amendment to Agreement dated January 15, 2002  and January 23, 2003 by and between Avani O2 Water SDN BHD (“AOW”) and Avani International Group, Inc. (“AIG”) (the “Agreements”).

The parties hereto desire to amend, modify, and change the Agreements as follows:

1.

In item 2 of Amendment to Agreement dated January 15, 2002,  the Clause 2.4 of Section 2 of the Joint Venture Agreement dated February 18, 2000 is amended as follows:

“In consideration of the grant of the Licenses, AOW hereby agrees to pay to AIG  or its subsidiaries a 2% gross revenue royalty and rental fees , established in the manner as set forth in section 5 hereof.”

2.

In item 4 of Amendment to Agreement dated January 15, 2002,  Paragraph 3h(ii)  is changed as follows:

i)

In consideration of AIG contribution , AOW hereby agrees to pay AIG rental fee in the manner as set forth in section 5 hereof.”

3.

The Clause 4.5 of Section 4 is amended as follows:

“ AOW will provide AIG with quarterly financial statements for quarter ending the last day of March, June and September within 15 days which should be based on US reconciliation GAAP upon the request by AIG ..”

4.

Section 5  of the Joint Venture Agreement dated February 18, 2000 and Item 1 of Amendment to Agreement dated January 23, 2003 is amended as follows:

5.1

AOW will provide AIG with monthly production figures and number of plant/equipment operation schedules within 15 days after the end of each month.

5.2

The 2% gross revenue royalty will be calculated quarterly, based on AOW’s financial statements.  For purposes hereof, “gross revenues” mean the aggregate cash or kind received by AOW from the sale of its Product.  Unless otherwise challenged, the financial statements prepared by the independent auditing firm will be considered definitive.  Initially the royalty will be payable within 60 days of preparation of the annual audited financial statements; however, once AOW has completed one profitable year, the royalty will be calculated quarterly on the last day of each of March, June and September of each year, and payable within 30 days of the end of each quarter.  In each year, the determination of annual gross revenues will be calculated by the independent auditors, and any difference in payment of the royalty will be either paid by AOW or offset against the next  quarter payment made by AOW.

5.3

In consideration of AIG contribution, AOW agrees to pay RM20,000 per each bottling line per month plus RM0.19 per 355ml or RM0.00054 per ml bottle of water pending upon AOW’s production level as rental fee to AIG or its subsidiaries , commencing from January 1, 2003 .    In the event of any change of production level at the end of fiscal year, the above mentioned fee for each bottle of 355ml or per ml shall be adjusted pending upon the consent of both parties. For the period ending December 31, 200 2 , the above amounts payable shall not exceed US$90,000.00 (RM342,000.00).

5.1

The rental fee will be calculated quarterly, based on AOW monthly production figures and number of plant/equipment operation schedules. In  each year, the determination of production figures and number of plant/equipment operation will be verified by the independent auditors, and any difference in payment of the rental fee will be either paid by AOW or offset against the next  quarter payment made by AOW.

5.2

All payments to be made hereunder by AOW to AIG shall be made in Malaysian Ringgit or in the equivalent of United States currency acceptable to AOW’s Government and allowed by AIG’s Government.  The exchange rate for conversion from the local currency to the United States currency shall be made at the current rate of exchange prevailing on the day of remittance.

5.3

Subject to any Exchange Control regulations all sums of money due to AIG under the above clause are to be paid by AOW to the credit of AIG ’ s bank account, or in such manner and by such means as AIG may lawfully at any time direct.

5.4

The fee mentioned in clause 5.2 and 5.3 shall be paid in quarterly instalments within 30 days after the end of each calendar quarter. The amount payable will be certified by the independent audit firm.  Interest at  8% per annum will be charged for any delay in payment.  AIG may waive the interest or part thereof at its sole discretion.

5.5

AOW shall deduct tax from all payments to AIG for royalty , services and interest in connection with the rental of equipment in accordance with Sections 109 and 109B respectively of the Income Tax Act 1967 and pay the said tax to the Director General of Inland Revenue, Malaysia and thereafter pay the balance to AIG.

1.

In item 7 and item 2 of Amendment to Agreement dated January 15, 2002 and

January 23, 2003 respectively and Section 6 of the Joint Venture Agreement dated

February 18, 2000 are deleted in the entirety.

2.

1.

Section  7 of the Joint Venture Agreement dated February 18, 2000 is revised as follows:

7.1

T he same terms and conditions of Joint Venture Agreement dated 18, 2000, Amendment to Agreement dated January 15, 2002, January 23, 2003 and April 19, 2004 except paragraph 3h (i) & 3h(iii) of Amendment to Agreement dated January 15, 2002 are applied to any additional manufacturing facilities.  AOW is responsible for purchasing the Equipment as listed in Exhibit A and Exhibit B of the Joint Venture Agreement dated February 18, 2000 for any additional manufacturing facilities.

2.

The clause of 13.2 is added in Section 13 of the Joint Venture Agreement dated 18, 2000  as follows:

13.2

AOW and its directors are jointly and severly responsible to compensate to AIG for any losses or/and damages of the Equipment and have to pay for the same specification of the Equipment  as listed in Exhibit A and Exhibit B of the Joint Venture Agreement dated February 18, 2000.

Inclusive of the amendments, modifications, and changes stated herein, the parties do hereby confirm that the Joint Venture Agreement dated February 18, 2000 and Amendment to Agreement dated January 15, 2002  and January 23, 2003 are binding and in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be effective as of April 19, 2004.

Signed, Sealed and Delivered by

AVANI INTERNATIONAL GROUP INC.

in the presence of:

AVANI INTERNATIONAL GROUP INC.

/s/Windy Lam

              Per: /s/ Dennis Robinson

Witness

_______________________________

Address

Signed, Sealed and Delivered by

AVANI O2 WATER SDN. BHD.

in the presence of:

AVANI O2 WATER SDN. BHD.

_______________________________

                Per: /s/ Ong Chin Yen

Witness

_______________________________

Address

Signed, Sealed and Delivered by

ONG CHIN YEN

in the presence of:

ONG CHIN YEN

I.D.# 681219-10-5891

_______________________________

                Per: /s/ Ong Chin Yen

Witness

_______________________________

Address

Signed, Sealed and Delivered by

YIP KAM CHONG

in the presence of:

YIP KAM CHONG

IDENTITY CARD. #531126-03-5309

_______________________________

               Per: /s/ Yip Kam Chong

Witness

_______________________________

Address

Signed, Sealed and Delivered by

SEHU TOONG MENG

in the presence of:

SEHU TOONG MENG

IDENTITY CARD. #310617-07-5007

_______________________________

              Per: /s/ Sehu Toong Meng

Witness

_______________________________

Address